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                                                                   EXHIBIT 23(b)



                         CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated January 18, 1994, accompanying the 1993 financial statements of First Columbus Community Bank & Trust Company contained in the Form S-4 Registration Statement. We consent to the use of the aforementioned report in the Form S-4 Registration Statements, and to the use of our name as it appears under the caption "Experts".



                                                  /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia
May 31, 1994